Exhibit 99.1

Contact: Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
Christopher G. Hagerty	EVP & CFO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND
WEBCAST HIGHLIGHTING THIRD QUARTER 2003 EARNINGS RELEASE

Irvine, CA – September 30, 2003 – Commercial Capital Bancorp, Inc. (“CCBI” or the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank, Commercial Capital Mortgage, Inc., ComCap Financial Services, Inc., and Commercial Capital Asset Management, announced today that it will release its earnings for the third quarter ended September 30, 2003, before the market opens on Monday, October 27, 2003. At 7:30 a.m. PST the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s third quarter of 2003 performance.

Analysts and investors may listen to the discussion and participate in the question/answer session by using the phone number listed below, or through a live video webcast of the conference available through a link on the home page of Company’s website at www.commercialcapital.com. The multimedia webcast enables conference participants to experience the conference with greater impact by simultaneously viewing the video broadcast as well as tables, charts, and speaker’s notes. The webcast also allows participants to interact with the speakers through a live web-based question and answer session. Either Real Media or Windows Media player is required for viewing the video webcast.

Conference Call	Webcast
Date: Monday, October 27, 2003	Date: Monday, October 27, 2003
Time: 7:30 a.m. PST (10:30 a.m. EST)	Time: 7:30 a.m. PST (10:30 a.m. EST)
Phone Number (800) 884-5695	Webcast URL: www.commercialcapital.com
Access Code: 68513654	Real Media or Windows Media player required

It is recommended that participants dial into the conference call, or log into the webcast, approximately 5 to 10 minutes prior to the call. Replay information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s site at www.commercialcapital.com beginning approximately 2 hours following the end of the call. The archive will be available until December 7, 2003.

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base, which includes income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At June 30, 2003, CCBI had total assets of $1.4 billion, was the 3rd largest multi-family lender in California during the 12 months ended March 31, 2003 (source: Dataquick Information Systems) and has originated approximately $2.5 billion in multi-family and commercial real estate loans through June 30, 2003. Commercial Capital Bank (the “Bank”), the Company’s bank subsidiary, was the fastest growing banking organization in California, based on percentage growth in total assets over the 36 months ended June 30, 2003 (source: www.fdic.gov). The Bank has full service banking offices located at the Company’s headquarters in Irvine, Rancho Santa Margarita, Riverside, and La Jolla, and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Encino, Los Angeles, Irvine, and La Jolla, CA. Commercial Capital Mortgage, Inc. (“CCM”), the Company’s mortgage banking subsidiary, funds and sells those loans which the Bank elects to assign to CCM. ComCap Financial Services, Inc., the Company’s NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net-worth individuals and other financial institutions. Commercial Capital Asset Management, Inc., the Company’s asset management subsidiary, provides asset management services to alternative investment funds, made available to accredited investors.

This release and the aforementioned conference call and webcast may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.